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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Registration Statement Nos. 2-74481, 2-97149, 2-76480, 2-70806, 33-35762, 33-35763, 33-52295 and 33-58323 on
Form S-8, Registration Statement No. 33-04320 on Forms S-8 and S-4 and Registration Statement No. 333-03753 on Form S-3 of Whittaker Corporation, of our report dated April 22, 1996 on our audits of the financial statements of Xyplex, Inc. as of December 31, 1995 and 1994 and for the years ended December 31, 1995 and 1994, which report is included in this Form 8-K/A of Whittaker Corporation dated June 21, 1996.



                                       /s/ Coopers & Lybrand L.L.P.
                                       Coopers & Lybrand L.L.P.


Boston, Massachusetts
June 21, 1996